UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
 Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Agreement with Wellpoint, Inc.

On June 29, 2007, Chordiant Software, Inc (the “Company”) entered into a Master Agreement and a related Order Schedule (collectively, the “Agreement”) with a new customer, Wellpoint, Inc..

The material terms of the Agreement are:

1. The Company has granted perpetual licenses for Foundation Server, associated server and tool products, and Chordiant Call Center Advisor Browser Edition to WellPoint, Inc. and its affiliates (“WellPoint”). WellPoint is a health insurance benefits company serving the needs of millions of members in the United States.

2. In consideration for the licenses, Wellpoint will pay the Company a license fee of $12.0 million. The initial payment of $6.0 million is due September 15, 2007. The remaining balance due is payable in two installments over the next twelve months.

3. There will be no charge for support and maintenance through December 31, 2007. For the period of January 1, 2008 through December 31, 2008 support and maintenance will be purchased by Wellpoint for a fee payable to the Company equal to $1.8 million per annum. The initial annual fee is due on or before December 31, 2007.

Anticipated Accounting Treatment for Financial Reporting Purposes:

Because support and maintenance is being provided at no cost through December 31, 2007, a portion of the license fees, currently estimated to aggregate approximately $0.9 million, will be reallocated to support and maintenance revenue and recognized over the approximate six month period ending December 31, 2007. It is anticipated that the remaining license revenues of approximately $11.1 million will be recognized for financial statement purposes under the percentage of completion method of accounting. While many factors can impact the amount of revenue recognized in any particular quarterly time period, currently the Company anticipates that the implementation period will be approximately one year. Due to the timing of the Agreement, license revenues associated with this transaction for the quarter ended June 30, 2007 are not expected to be significant.

Safe Harbor Statement

This current report on Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this report are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, accounting interpretations which can affect the periods in which Chordiant may recognize the revenue generated by this Agreement and the result of potential changes in accounting estimates associated with percentage of completion projects.  Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's SEC filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2005 to September 30, 2006, and Chordiant’s most recent quarterly report on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2007	CHORDIANT SOFTWARE, INC

	By:	/s/ PETER S. NORMAN
Peter S. Norman Chief Financial Officer and Principal Accounting Officer